EXHIBIT (i)

                   OPINION AND CONSENT OF SHEARMAN & STERLING


                               SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NY 10022-6069                 Abu Dhabi
                                 212 848-4000                        Beijing
                                                                  Dusseldorf
FAX:     212 848-7179                                              Frankfurt
TELEX:   667290 WUI                                                Hong Kong
www.shearman.com                                                      London
                                                                    Mannheim
                                                                  Menlo Park
                                                                    New York
                                                                       Paris
                                                               San Francisco
                                                                   Singapore
                                                                       Tokyo
                                                                     Toronto
                                                            Washington, D.C.


                                  May 25, 2001


TD Waterhouse Trust
100 Wall Street
New York, New York 10005

Ladies and Gentlemen:

         We have acted as counsel to TD Waterhouse Trust, a Delaware business trust (the "Trust") in connection with the creation of the Trust and certain matters relating to the issuance of shares (the "Shares") of its separate series (the "Funds"). Capitalized terms used herein and not otherwise herein defined have the respective definitions set forth in the Agreement and Declaration of Trust of the Trust dated August 6, 1999 (the "Declaration of Trust").

         In connection with this opinion, we have examined copies of the following documents: (i) the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on or about August 6, 1999 (the "Certificate of Trust"); (ii) the Declaration of Trust; (iii) the By-laws of the Trust (the "By-laws," and together with the Declaration of Trust, the "Governing Documents"); (iv) certain resolutions of the Board of Trustees of the Trust (the "Board"), as certified by the Vice President and Assistant Secretary of the Trust to be resolutions of the Board relating to the establishment of certain Funds of the Trust; and (v) the amended Registration Statement of the Trust on Form N-1A as being filed with the Securities and Exchange Commission (the "Commission") and being accompanied by this opinion as an exhibit (the "Registration Statement"). We have also received a certificate dated May 21, 2001 with respect to the Trust issued by the Secretary of State of the State of Delaware attesting to the due formation, legal existence and good standing in such state of the Trust (the "Good Standing Certificate") and a certificate of the Vice President and Assistant Secretary of the Trust as of the date of this opinion as to matters of fact relevant to conclusions of law (the "Officer's Certificate").

         In our examination of all such documents, certificates and instruments, we have assumed the genuineness of all signatures, the legal capacity of all signatories and the authenticity of all documents, certificates and instruments submitted to us as originals, and the conformity to the authentic originals of all documents, certificates and instruments submitted to us as certified, conformed or photostatic copies.

         Our opinion in paragraph 1 below as to the due formation of the Trust is based solely on the Certificate of Trust, the Good Standing Certificate and the Officer's Certificate. Our opinion in paragraph 1 with regard to the valid existence of the Trust in good standing under the laws of the State of Delaware is based solely on the Good Standing Certificate.



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Page 2


         Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

         1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

         2. The issuance of the Shares has been duly authorized on behalf of the Trust and, when issued to shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and in the Registration Statement during such period as the Trust's Registration Statement is effective, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

         We are members of the bar of the State of New York. Insofar as the opinions set forth above relate to the law of the State of Delaware, we have relied solely upon our reading of the Delaware Code as published in standard compilations.

         We hereby consent to the filing of this opinion with the Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to any reference to our firm as counsel in the prospectus and statement of additional information filed as a part of the Registration Statement. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,



                                                     Shearman & Sterling

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